Exhibit 23.1

中正達會計師事務所有限公司 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F., Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong 香港紅磡德豐街22號海濱廣場二期13樓1304室 Tel : (852) 2126 2388 Fax: (852) 2122 9078

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S¬8 (File No. 333-214487) of China Health Industries Holdings, Inc. of our report dated September 20, 2021, relating to the consolidated financial statements which appears in this annual report on Form 10-K for the fiscal year ended June 30, 2021 filed with the Securities and Exchange Commission.

/s/ Centurion ZD CPA & Co.

Hong Kong, China

September 20, 2021